Exhibit 99.1
For Immediate Release
Tuesday, August 30, 2005
BF ENTERPRISES, INC. ANNOUNCES CONSUMMATION OF REVERSE/FORWARD STOCK SPLIT AND GOING PRIVATE TRANSACTION
     SAN FRANCISCO, CALIFORNIA-August 30, 2005—BF Enterprises, Inc. (NASDAQ NMS: BFEN) (the “Company”) announced today that it has filed (a) a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to consummate a 1-for-3,000 reverse split of the Company’s common stock (the “Reverse Stock Split”) and (b) a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to consummate a 3,000-for-1 forward stock split following the Reverse Stock Split (the “Forward Stock Split,” and with the Reverse Stock Split, the “Reverse/Forward Stock Split”). The Reverse Stock Split took effect at 6:00 p.m. (Eastern Daylight Time) yesterday, August 29, 2005. The Forward Stock Split took effect at 6:01 p.m. (Eastern Daylight Time) yesterday, August 29, 2005. In conjunction with the Reverse/Forward Stock Split, the Company intends to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thereby effecting the going private transaction.
     Stockholders owning fewer than 3,000 shares of the Company’s common stock prior to 6:00 p.m. (Eastern Daylight Time) on August 29, 2005, the effective time of the Reverse Stock Split, did not participate in the Forward Stock Split and have the right to receive cash at a price of $8.95 per share owned by such stockholders prior to the Reverse Stock Split. Stockholders owning 3,000 or more shares of the Company’s common stock prior to the Reverse Stock Split participated in the Forward Stock Split and therefore continue to own the same number of shares of the Company’s common stock immediately after the consummation of the Reverse/Forward Stock Split as they did immediately before the transaction.
     Stockholders who are to be cashed out as a result of the Reverse/Forward Stock Split will be notified by the Company’s transfer agent, Register & Transfer Company, and receive instructions regarding the exchange of their stock certificates for cash.
     Based on information available to the Company, the number of holders of record of the Company’s common stock has been reduced to fewer than 300 as a result of the Reverse/Forward Stock Split, and the Company intends to file a Form 15 with the Securities and Exchange Commission today (the “SEC”) in order to terminate the registration of its common stock under the Exchange Act. Upon the filing of the Form 15, in the absence of action by the SEC, the Company will no longer be required to file periodic reports with the SEC, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and will no longer be subject to the SEC’s proxy rules. In addition, the Company has sent a letter to the Nasdaq National Market requesting that the Company’s common stock be delisted from the Nasdaq National Market System prior to the opening of the market on August 30, 2005.
About BF Enterprises, Inc.
     BF Enterprises, Inc. is a San Francisco-based real estate holdings and development company.
Contact Information:
BF Enterprises, Inc.
Brian P. Burns, Jr., 415-989-6580

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbors created thereby. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company’s filings under the Exchange Act, including the Definitive Information Statement on Schedule 14C filed on July 26, 2005, and the Transaction Statement on Schedule 13E-3/A filed on August 30, 2005. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.